SECOND AMENDMENT OF THE

SOUTHERN GRAPHIC SYSTEMS, INC. DEFERRED COMPENSATION PLAN

Effective as of January 1, 2008

1. Section 6.1 of the Plan is hereby amended by deleting therefrom the words "September 1 of the calendar year prior to the Plan Year in" and substituting therefor the words "the date on".

2. The first sentence of Section 6.3(b) is amended to read as follows:

"An election of the optional form of payment under paragraph (a) above may be made on the Appropriate Form (i) no later than December 31, 2008, in the case of a then current Participant, or (ii) at the time of the Participant's initial election to participate and within the time limits described in Section 2.1, in the case of an Eligible Employee becoming a Participant on or after January 1, 2009."

3. The third sentence of Section 6.3(b) is amended to read as follows:

"An election of the optional form of payment not made within the time limits described in the first sentence of this paragraph (b) must be made on the Appropriate Form at least one year prior to the Participant's Separation from Service and payment pursuant to such optional form may not commence for at least five years following such date."